Exhibit 99.1

Inphi Corporation Announces Second Quarter 2016 Results

Reports 22% Year-over-Year Revenue Growth in Q2 (from continuing operations);

Guides to 43% Year over Year Revenue Growth in Q3 (from continuing operations)

SANTA CLARA, Calif., Aug. 8, 2016 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its second quarter ended June 30, 2016. The second quarter financial results include the impact of classifying the memory buffer and memory register business as assets recently sold to Rambus. The financial impact of this business has been reclassified out of results from continuing operations.

GAAP Results

Revenue from continuing operations (without the memory business) in the second quarter of 2016 was $60.5 million on a U.S. generally accepted accounting principles (GAAP) basis, up 12% sequentially from $54.1 million in the first quarter of 2016 and up 22% year-over-year, compared with $49.5 million (without the memory business) in the second quarter of 2015.

Combining revenue from continuing operations of $60.5 million with revenue that would have been reported from discontinued operations of $9.8 million, would have resulted in combined reported revenue of $70.3 million for the company for the second quarter ended June 30, 2016. However, as noted above, Inphi announced a plan to sell the memory business assets in June and closed the sale on Aug. 4, 2016. As a consequence, the related results for the memory business have been collapsed and are now shown as a single line item toward the bottom of the Consolidated Statement of Operations – “Net Income (Loss) from discontinued operations, net of tax”. A reconciliation of the restated pro forma historical amounts can be found on the Investor Relations section of the company’s website.

Gross margin from continuing operations under GAAP in the second quarter of 2016 was 68.2%, compared with 64.6% in the second quarter of 2015. The increase in gross margin was primarily due to increased sales of higher margin products in the communication business.

GAAP income from continuing operations in the second quarter of 2016 was $4.0 million or 6.6% of revenue from continuing operations, compared to a GAAP loss from continuing operations in the second quarter of 2015 of $1.3 million or (2.7%) of revenue from continuing operations.

GAAP net income from continuing operations for the second quarter of 2016 was $0.9 million, or $0.02 per diluted common share, compared with GAAP net loss from continuing operations of $0.5 million, or ($0.01) per diluted common share, in the second quarter of 2015.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share from continuing operations in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share from continuing operations, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Non-GAAP Results

Gross margin from continuing operations on a non-GAAP basis in the second quarter of 2016 increased to 73.6%, compared with 73.1% in the second quarter of 2015.

Non-GAAP income from operations in the second quarter of 2016 was $14.8 million, or 24.4% of revenue from continuing operations, compared with $12.4 million, or 25.1% of revenue from continuing operations in the second quarter of 2015.

Non-GAAP net income from continuing operations in the second quarter of 2016 was $13.8 million, or $0.32 per diluted common share. This compares with non-GAAP net income from continuing operations of $10.6 million, or $0.26 per diluted common share in the second quarter of 2015.

“We are very pleased to have again beaten expectations on both the top and bottom lines, and to have significantly raised guidance for the third quarter,” said Ford Tamer, president and CEO. “We believe that positive secular trends driving high bandwidth growth in Cloud, Enterprise and Service Provider markets will continue in 2016 and well into 2017.”

First Half 2016 Results

Revenue from continuing operations in the six months ended June 30, 2016 was $114.6 million, compared with $92.5 million in the six months ended June 30, 2015. GAAP net income from continuing operations in the six months ended June 30, 2016 was $0.9 million, or $0.02 per diluted share, on approximately 43.7 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $11.9 million, or ($0.31) per diluted share, on approximately 38.1 million diluted weighted average common shares outstanding in the six months ended June 30, 2015.

Non-GAAP net income from continuing operations in the six months ended June 30, 2016 was $25.1 million, or $0.57 per diluted weighted average common share outstanding, on approximately 43.7 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $17.4 million from continuing operations in the six months ended June 30, 2015, or $0.43 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the third quarter of 2016. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non GAAP outlook is included in the back of the press release. In addition, this outlook does not include any estimate of the gain on sale expected from the executed sale of the memory business in Q3.

●	Revenue from continuing operations is expected to be up 10.4% to 13.7% sequentially in Q3 2016, a range of $66.8 million to $68.8 million.
●	GAAP based gross margin is expected to be 66.9% - 68.1%
●	Non-GAAP gross margin is expected to be approximately 71.8% to 72.8%.
●	Stock-based compensation expense is expected to be in the range of $6.8 million to $6.9 million.
●	GAAP results are expected to be in a range between a net income of $3.8 million to net income of $4.9 million, or $0.09 - $0.11 per diluted share, on 44.3 million estimated diluted shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to the Cortina acquisition, noncash interest on convertible debt and divestiture of the memory products, is expected to be in the range of $16.2 million to $17.4 million, or $0.37- $0.39 per diluted share, on 44.3 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the second quarter 2016 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 50374779. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2016 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for the third quarter of 2016, including with respect to revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations and belief regarding continued growth in the third quarter of 2016, the potential and timing of introduction of new products including ColorZ, market interest in high speed optical communication and the Company’s ability to leverage the right products to leverage this growing market opportunity; features and benefits of the Company’s solutions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; risks related to the sale of the Memory product business; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$60,524	$49,513	$114,615	$92,459
Cost of revenue	19,275	17,527	36,396	39,692

Gross margin	41,249	31,986	78,219	52,767

Operating expenses:
Research and development	27,321	22,687	51,308	40,776
Sales and marketing	5,809	5,184	11,594	10,802
General and administrative	4,120	5,433	9,077	11,245

Total operating expenses	37,250	33,304	71,979	62,823

Income (loss) from operations	3,999	(1,318)	6,240	(10,056)

Interest expense, net of other income	(2,753)	(95)	(5,416)	73

Income (loss) from continuing operations before income taxes	1,246	(1,413)	824	(9,983)
Provision (benefit) for income taxes	303	(869)	(29)	1,869

Net income (loss) from continuing operations	943	(544)	853	(11,852)
Net income (loss) from discontinued operations, net of tax	(412)	544	(102)	2,144
Net income (loss)	$531	$-	$751	$(9,708)

Earnings per share:
Basic
Net income (loss) from continuing operations	$0.02	$(0.01)	$0.02	$(0.31)
Net income (loss) from discontinued operations	(0.01)	0.01	-	0.05
	$0.01	$-	$0.02	$(0.26)
Diluted
Net income (loss) from continuing operations	$0.02	$(0.01)	$0.02	$(0.31)
Net income (loss) from discontinued operations	(0.01)	0.01	-	0.05
	$0.01	$-	$0.02	$(0.26)

Weighted-average shares used in computing earnings per share:
Basic	40,412,319	38,431,307	40,085,260	38,065,942
Diluted	43,838,488	38,431,307	43,680,317	38,065,942

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$426	$358	$761	$696
Research and development	4,684	3,510	8,398	6,546
Sales and marketing	952	884	1,728	1,641
General and administrative	662	1,375	1,835	2,621
Discontinued operations	1,056	1,075	2,010	2,118
	$7,780	$7,202	$14,732	$13,622

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$146,914	$283,044
Short-term investments in marketable securities	180,900	43,616
Accounts receivable, net	39,035	30,418
Inventories	11,813	12,364
Prepaid expenses and other current assets	6,108	3,901
Current assets held for sale	10,468	5,532
Total current assets	395,238	378,875

Property and equipment, net	35,560	33,624
Goodwill	8,440	8,440
Identifiable intangible assets	59,933	66,289
Other noncurrent assets	16,543	14,448
Noncurrent assets held for sale	-	3,370
Total assets	$515,714	$505,046

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,263	$5,851
Deferred revenue	3,988	4,654
Accrued expenses and other current liabilities	15,396	17,983
Current liabilities held for sale	5,193	5,490

Total current liabilities	31,840	33,978

Convertible debt	176,728	171,701
Other liabilities	2,937	8,697
Total liabilities	211,505	214,376

Stockholders’ equity:
Common Stock	41	39
Additional paid-in capital	399,833	392,616
Accumulated deficit (1)	(96,729)	(102,741)
Accumulated other comprehensive income	1,064	756
Total stockholders’ equity	304,209	290,670

Total liabilities and stockholders’ equity	$515,714	$505,046

(1) The accumulated deficit in 2016 includes the cumulative effect of accounting change of $5,261.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina acquisition, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$41,249		$31,986		$78,219		$52,767
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Stock-based compensation	426	(b)	358	(b)	761	(b)	696	(b)
Acquisition related expenses	-		-		47	(c)	39	(c)
Amortization of inventory step-up	-	(d)	916	(d)	241	(d)	7,070	(d)
Amortization of intangibles	2,875	(e)	2,874	(e)	5,750	(e)	5,749	(e)
Depreciation on step-up values of fixed assets	24	(f)	51	(f)	46	(f)	96	(f)
Non-GAAP gross margin	$44,574		$36,185		$85,064		$66,720

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$27,321		$22,687		$51,308		$40,776
Adjustments to GAAP research and development:
Stock-based compensation	(4,684)	(b)	(3,510)	(b)	(8,398)	(b)	(6,546)	(b)
Acquisition related expenses	-		(185)	(c)	(368)	(c)	(185)	(c)
Depreciation on step-up values of fixed assets	(66)	(f)	(51)	(f)	(122)	(f)	(69)	(f)
Impairment of in-process research and development	-		(1,750)	(g)	-		(1,750)	(g)
Indirect expenses associated with discontinued operations	(816)	(h)	(816)	(h)	(1,632)	(h)	(1,632)	(h)
Non-GAAP research and development	$21,755		$16,375		$40,788		$30,594

GAAP sales and marketing	$5,809		$5,184		$11,594		$10,802
Adjustments to GAAP sales and marketing:
Stock-based compensation	(952)	(b)	(884)	(b)	(1,728)	(b)	(1,641)	(b)
Acquisition related expenses	-		(79)	(c)	(193)	(c)	(149)	(c)
Amortization of intangibles	(204)	(e)	(204)	(e)	(408)	(e)	(408)	(e)
Depreciation on step-up values of fixed assets	(22)	(f)	(23)	(f)	(43)	(f)	(35)	(f)
Non-GAAP sales and marketing	$4,631		$3,994		$9,222		$8,569

GAAP general and administrative	$4,120		$5,433		$9,077		$11,245
Adjustments to GAAP general and administrative:
Stock-based compensation	(662)	(b)	(1,375)	(b)	(1,835)	(b)	(2,621)	(b)
Acquisition related expenses	-		(132)	(c)	(37)	(c)	(588)	(c)
Amortization of intangibles	(46)	(e)	(46)	(e)	(92)	(e)	(92)	(e)
Depreciation on step-up values of fixed assets	(5)	(f)	-		(7)	(f)	4	(f)
Loss on disposal of Cortina property and equipment at fair value	-		(487)	(i)	-		(508)	(i)
Non-GAAP general and administrative	$3,407		$3,393		$7,106		$7,440

Non-GAAP total operating expenses	$29,793		$23,762		$57,116		$46,603

GAAP net income (loss) from continuing operations to Non-GAAP net income from continuing operations
GAAP net income (loss) from continuing operations	$943		$(544)		$853		$(11,852)
Adjusting items to GAAP net income (loss) from continuing operations:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Operating expenses related to stock-based compensation expense	6,724	(b)	6,127	(b)	12,722	(b)	11,504	(b)
Acquisition related expenses	-		396	(c)	645	(c)	961	(c)
Amortization of inventory fair value step-up	-		916	(d)	241	(d)	7,070	(d)
Amortization of intangibles related to purchase price	3,125	(e)	3,124	(e)	6,250	(e)	6,249	(e)
Depreciation on step-up values of fixed assets	117	(f)	125	(f)	218	(f)	196	(f)
Impairment of in-process research and development	-		1,750	(g)	-		1,750	(g)
Indirect expenses associated with discontinued operations	816	(h)	816	(h)	1,632	(h)	1,632	(h)
Loss on disposal of Cortina property and equipment at fair value	-		487	(i)	-		508	(i)
Accretion and amortization expense on convertible debt	2,628	(j)	-		5,006	(j)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	(539)	(k)	(2,590)	(k)	(2,462)	(k)	(934)	(k)
Non-GAAP net income from continuing operations	$13,814		$10,607		$25,105		$17,387

Shares used in computing non-GAAP basic earnings per share	40,412,319		38,431,307		40,085,260		38,065,942

Shares used in computing non-GAAP diluted earnings per share	43,838,488		41,085,657		43,680,317		40,783,975

Non-GAAP earnings per share continuing operations:
Basic	$0.34		$0.28		$0.63		$0.46
Diluted	$0.32		$0.26		$0.57		$0.43

GAAP gross margin from continuing operations as a % of revenue	68.2%		64.6%		68.2%		57.1%
Stock-based compensation	0.7%		0.7%		0.7%		0.8%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	4.7%		7.8%		5.3%		14.3%
Non-GAAP gross margin from continuing operations as a % of revenue	73.6%		73.1%		74.2%		72.2%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects indirect expenses which includes engineering software tools and lease expenses associated with discontinued operations. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its continuing operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2016 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending September 30, 2016
	High	Low
Estimated GAAP net income from continuing operations	$4,925	$3,835
Adjusting items to estimated GAAP net income:
Operating expenses related to stock-based compensation expense	6,900	6,800
Amortization of intangibles	3,226	3,226
Amortization of convertible debt interest cost	2,628	2,628
Indirect expenses associated with memory product business not included in discontinued operations	271	271
Tax effect of GAAP to non-GAAP adjustments	(550)	(550)
Estimated non-GAAP net income from continuing operations	$17,400	$16,210

Shares used in computing estimated non-GAAP diluted earnings per share	44,300,000	44,300,000

Estimated non-GAAP diluted earnings per share	$0.39	$0.37

Revenue from continuing operations	$68,800	$66,800

GAAP gross margin from continuing operations	$46,835	$44,710
as a % of revenue	68.1%	66.9%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	350	350
Amortization of intangibles	2,900	2,900
Estimated non-GAAP gross margin	$50,085	$47,960
as a % of revenue	72.8%	71.8%